EXHIBIT  10.50

BURLINGTON COAT FACTORY HOLDINGS, INC.

STOCKHOLDERS AGREEMENT

AMONG

BURLINGTON COAT FACTORY HOLDINGS, INC.

AND

THE INVESTORS AND MANAGERS

NAMED HEREIN

DATED AS OF APRIL 13, 2006

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (the “Agreement”) is made as of April 13, 2006 by and among:

(i)	Burlington Coat Factory Holdings, Inc. (the “Company”);

(ii)
Bain Capital Fund IX, L.P., Bain Capital Integral Investors, LLC, BCIP TCV, LLC, BCIP Associates - G, and K&E Investment Partners, L.P. - 2005 DIF (together with their Permitted Transferees, the “Investors”); and

(iii)
The Persons listed on the signature page hereof as “Managers” and such other Persons who from time to time become party hereto by executing a counterpart signature page hereof and are designated by the Board as “Managers” (the “Managers” and together with the Investors, the “Stockholders”).

Recitals

1.           On or about the date hereof, BCFWC Merger Sub, Inc. (“MergerSub”), a wholly owned subsidiary of the Company, will merge with and into Burlington Coat Factory Warehouse Corporation (“BCFWC”), with BCFWC being the surviving corporation, pursuant to an Agreement and Plan of Merger dated January 18, 2006, by and among the Company, MergerSub, Inc., and BCFWC (the “Merger Agreement”).

2.           Upon the Closing (as defined below), the Company’s Common Stock and all Options and Convertible Securities are held as set forth on Schedule I hereto.

3.           The parties believe that it is in the best interests of the Company and the Stockholders to set forth their agreements on certain matters.

Agreement

Therefore, the parties hereto hereby agree as follows:

1. EFFECTIVENESS; DEFINITIONS

.

1.1. Closing

.  This Agreement shall become effective upon consummation of the closing under the Merger Agreement (the “Closing”).

1.2. Definitions

.  Certain terms are used in this Agreement as specifically defined herein.  These definitions are set forth or referred to in Section 11 hereof.

2. VOTING AGREEMENT

.

2.1. Election of Directors

.  Each holder of Shares hereby agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise:

2.1.1 To fix the number of members of the board of directors of the Company (the “Board”) at such number as may be specified from time to time by the Majority Investors; and

2.1.2 To elect members of the Board, as follows:

(a) One (1) such individual as shall have been nominated by Bain Capital Fund IX, LLC;

(b) and, for the remaining members of the Board, such individuals as shall have been nominated by the Majority Investors.

The Company will cause the boards of directors of each of Burlington Coat Factory Investments Holdings, Inc., a Delaware corporation, and Burlington Coat Factory Warehouse Corporation, a Delaware corporation, to consist at all times of the same members as the Board.

2.2. Significant Transactions

.  Each holder of Shares agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in the same proportion as Investor Shares are voted by the Investors to approve any sale, recapitalization, merger, consolidation, reorganization or any other transaction or series of transactions involving the Company or its subsidiaries (or all or any portion of their respective assets) in connection with, or in furtherance of, the exercise by the Majority Investors of their rights under Section 4.2.

2.3. Consent to Amendment

.  Each holder of Shares agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in the same proportion as Investor Shares are voted by the Majority Investors to increase the number of authorized shares of Common Stock to the extent necessary to permit the Company to comply with the provisions of its Certificate of Incorporation or any agreement to which the Company is a party.

2.4. Grant of Proxy

.  Each holder of Shares other than the Investors hereby grants to the Investors an irrevocable proxy coupled with an interest to vote his Shares in accordance with his agreements contained in this Section 2, which proxy shall be valid and remain in effect until the provisions of this Section 2 expire pursuant to Section 2.6.

2.5. The Company

.  The Company agrees not to give effect to any action by any holder of Shares or any other Person which is in contravention of this Section 2.

2.6. Period

.  The foregoing provisions of this Section 2 shall expire on the earliest of (a) a Change of Control, (b) an Initial Public Offering and (c) the last date permitted by law.

3. TRANSFER RESTRICTIONS

.  No holder of Shares shall Transfer any of such Shares to any other Person except as provided in this Section 3

.

3.1. Permitted Transferees

.

3.1.1 Affiliates.  Any holder of Shares may Transfer any or all of such Shares to an Affiliate of such holder or to a Charitable Organization.

3.1.2 Estate Planning.  Any holder of Shares who is a natural Person may Transfer any or all of such Shares (i) by gift to, or for the benefit of, any Member or Members of the Immediate Family of such holder, (ii) to a trust for the benefit of such holder and/or any Member or Members of the Immediate Family of such holder, or (iii) to any other trust in respect of which such holder serves as trustee; provided, however, that the trust instrument governing such trust shall provide that such holder, as trustee, shall retain sole and exclusive control over the voting and disposition of such Shares until the termination of this Agreement.

3.1.3 Upon Death.  Subject to the provisions of Section 5.1, if applicable, upon the death of any holder of Shares who is a natural Person, such Shares may be distributed by the will or other instrument taking effect at death of such holder or by applicable laws of descent and distribution to such holder’s estate, executors, administrators and personal representatives, and then to such holder’s heirs, legatees or distributees, whether or not such recipients are Members of the Immediate Family of such holder or a Charitable Organization.

3.1.4 Investors and Company.  Any holder of Shares may Transfer any or all of such Shares to (a) any Investor or (b) with the Board’s approval, the Company or any subsidiary of the Company.

3.1.5 Additional Permitted Transfers by the Investors.  Any holder of Investor Shares may Transfer any or all of such Shares (a) to an Investor or an Affiliated Fund or (b) to its partners or members or to Affiliates of any of the foregoing.

No Transfer permitted under the terms of this Section 3.1 shall be effective unless the transferee of such Shares (each, a “Permitted Transferee”) has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Shares to be received by such Permitted Transferee shall remain Investor Shares or Management Shares, as the case may be, and shall be subject to all of the provisions of this Agreement and that such Permitted Transferee shall be bound by, and shall be a party to, this Agreement as the holder of Investor Shares or Management Shares, as the case may be, hereunder; provided, however, that Shares Transferred to any director, officer or employee of, or consultant or adviser to, the Company or any of its subsidiaries by a holder of Investor Shares shall thereafter become Management Shares hereunder; and provided further that no Transfer by any holder of Shares to a Permitted Transferee shall relieve such holder of any of its obligations hereunder.

3.2. Tag Alongs, Drag Alongs, Etc

.  In addition to Transfers permitted under Section 3.1,

(a) any holder of Investor Shares may Transfer such Shares if (i) such holder has complied with the “tag along” provisions contained in Section 4.1 or (ii) the Majority Investors have exercised their “drag along” rights set forth in Section 4.2; and

(b) any holder of Shares may Transfer any or all of such Shares in accordance with the provisions, terms and conditions of Section 4.1 and 4.2.

Any Shares Transferred after compliance with the terms of Section 4.1 or 4.2 shall conclusively be deemed thereafter not to be Shares or Registrable Securities under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof.

3.3. Transfers to the Public

.  Subject to the provisions of Section 7.3.4, any holder of Shares may Transfer such Shares in a Public Offering or, after the closing of the Initial Public Offering, pursuant to Rule 144, if such transfer would not result in the Relative Ownership Percentage (as defined below) of the Management Shares owned by such Manager immediately following the effective time of such Transfer (the “Determination Time”) being less than the Relative Ownership Percentage of the Shares owned by the Investors immediately following the Determination Time.  For purposes of this Section 3.3, “Relative Ownership Percentage” means:

(a) with respect to the Shares held by such Manager, a fraction (expressed as a percentage), (A) the numerator of which is the number of Shares owned by such Manager immediately following the Determination Time and (B) the denominator of which is the aggregate number of Shares purchased by or issued to such Manager at any time prior to the Determination Time, and

(b) with respect to the Shares held by the Investors, a fraction (expressed as a percentage), (A) the numerator of which is the aggregate number of Shares owned by the Investors immediately following the Determination Time and (B) the denominator of which is the aggregate number of Shares purchased by or issued to the Investors at any time prior to the Determination Time.

3.3.1 Following the Initial Public Offering, any Investor or Manager Transferring Shares shall notify the Company following the consummation of such Transfer of the number of Shares Transferred.  Any Manager wishing to Transfer Shares pursuant to Section 3.3 shall be entitled to obtain prior to such Transfer, and rely upon, a statement from the Company, of the number of Shares that such Manager may Transfer pursuant to this Section 3.3.

3.3.2 Any Shares Transferred pursuant to this Section 3.3 shall conclusively be deemed thereafter not to be Shares or Registrable Securities under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof.

3.4. Transfers Pursuant to Section 5

.  Management Shares may be transferred pursuant to the terms of Section 5.  Any Shares Transferred to the Company pursuant to Section 5 shall conclusively be deemed thereafter not to be Shares or Registrable Securities under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof.  Any Shares Transferred to the Investors pursuant to Section 5 shall conclusively be deemed thereafter to be Investor Shares and Registrable Securities under this Agreement and shall be subject to, and entitled to the benefit of, the provisions hereof.

3.5. Impermissible Transfer

.  Any attempted Transfer of Shares not permitted under the terms of this Section 3 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

3.6. Period

.  The foregoing provisions of this Section 3 shall expire upon the earlier of (a) a Change of Control and (b) provided that a Public Offering has occurred, the earlier of (i) the fifth anniversary of such Public Offering and (ii) the date on which the Relative Ownership Percentage of the Investors is less than 33.3%.

4. INVESTOR TRANSFER RIGHTS; “TAG ALONG” AND “DRAG ALONG” RIGHTS

.

4.1. Tag Along

.  If one or more holders of Investor Shares (each such holder, a “Prospective Selling Investor”) proposes to Transfer any such Shares to any Prospective Buyer in a transaction subject to Section 3.2(a)(i), then as required by Section 3.2(a)(i):

4.1.1 Notice.  The Prospective Selling Investors shall deliver a written notice (the “Tag Along Notice”) to each other holder of Shares (each, a “Tag Along Holder”) at least ten business days prior to such proposed Transfer.  The Tag Along Notice shall include:

(a) The principal terms of the proposed Sale insofar it relates to such Shares, including (i) the number and class of the Shares to be purchased from the Prospective Selling Investors, (ii) with respect to each class of Shares to be purchased from the Prospective Selling Investors, the fraction(s) expressed as a percentage, determined by dividing the number of Shares of such class to be purchased from the Prospective Selling Investors by the total number of Investor Shares owned by the Investors (the “Tag Along Sale Percentage”), (iii) the maximum and minimum per share purchase price, and (iv) the name and address of the Prospective Buyer; and

(b) An invitation to each Tag Along Holder to make an offer to include in the proposed Sale to the applicable Prospective Buyer an additional number of Shares of the applicable class held by such Tag Along Holder (not in any event to exceed in the case of a Tag Along Holder and all of his Permitted Transferees the Tag Along Sale Percentage of the total number of Shares of the applicable class owned by such Tag Along Holder), on the same terms and conditions (subject to Section 4.3.4 in the case of Options, Warrants and Convertible Securities), with respect to each Share Sold, as the Prospective Selling Investors shall Sell each of their Shares.

4.1.2 Exercise.  Within ten business days after the effectiveness of the Tag Along Notice, each Tag Along Holder desiring to make an offer to include issued and outstanding Shares in the proposed Sale (each a “Participating Seller” and, together with the Prospective Selling Investors, collectively, the “Tag Along Sellers”) shall furnish a written notice (the “Tag Along Offer”) to the Prospective Selling Investors offering to include an additional number of Shares of the applicable class (not in any event to exceed the Tag Along Sale Percentage of the total number of Shares of the applicable class owned by such Participating Seller) which such Participating Seller desires to have included in the proposed Sale.  Each Tag Along Holder who does not accept the Prospective Selling Investors’ invitation to make an offer to include Shares in the proposed Sale shall be deemed to have waived all of his rights with respect to such Sale, and the Tag Along Sellers shall thereafter be free to Sell to the Prospective Buyer, at a per share price no greater than the maximum per share price set forth in the Tag Along Notice and on other principal terms which are not materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Holder.

4.1.3 Irrevocable Offer.  The offer of each Participating Seller contained in his Tag Along Offer shall be irrevocable, and, to the extent such offer is accepted, such Participating Seller shall be bound and obligated to Sell in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.3.4 in the case of Options, Warrants and Convertible Securities), as the Prospective Selling Investors, up to such number of Shares as such Participating Seller shall have specified in his Tag Along Offer; provided, however, that if the principal terms of the proposed Sale change with the result that the per share price shall be less than the minimum per share price set forth in the Tag Along Notice or the other principal terms shall be materially less favorable to the Tag Along Sellers than those set forth in the

4.1.4  Tag Along Notice, each Participating Seller shall be permitted to withdraw the offer contained in his Tag Along Offer and shall be released from his obligations thereunder.

4.1.5 Reduction of Shares Sold.  The Prospective Selling Investors shall attempt to obtain the inclusion in the proposed Sale of the entire number of Shares which each of the Tag Along Sellers requested to have included in the Sale (as evidenced in the case of the Prospective Selling Investors by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller’s Tag Along Offer).  In the event the Prospective Selling Investors shall be unable to obtain the inclusion of such entire number of Shares in the proposed Sale, the number of Shares of each class to be sold in the proposed Sale shall be allocated among the Tag Along Sellers in proportion, as nearly as practicable, to the respective number of Shares of such class owned by all Tag Along Sellers.

4.1.6 Additional Compliance.  If the Prospective Selling Investors have not completed the proposed Sale by the end of the 180th day following the date of the effectiveness of the Tag Along Notice, each Participating Seller shall be released from his obligations under his Tag Along Offer, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1, unless the failure to complete such proposed Sale resulted from any failure by any Participating Seller to comply with the terms of this Section 4.1.

4.2. Drag Along

.  Each holder of Shares hereby agrees, if requested by the Majority Investors, to Sell the same percentage (the “Drag Along Sale Percentage”) of each class of such Shares, directly or indirectly, that is proposed to be sold by the holders of Investor Shares (each such holder, a “Prospective Selling Investor”) to a Prospective Buyer in a Change of Control, in the manner and on the terms set forth in this Section 4.2.

4.2.1 Exercise.  If the Majority Investors elect to exercise their rights under this Section 4.2, the Prospective Selling Investors shall furnish a written notice (the “Drag Along Notice”) to each other holder of Shares.  The Drag Along Notice shall set forth the principal terms of the proposed Sale insofar as it relates to such Shares including (i) the number and class of Shares to be acquired from the Prospective Selling Investors, (ii) the Drag Along Sale Percentage applicable to each class of Shares, (iii) the per share consideration to be received in the proposed Sale applicable to each class of Shares and (iv) the name and address of the Prospective Buyer.  If the Prospective Selling Investors consummate the proposed Sale to which reference is made in the Drag Along Notice, each other holder of Shares (each a “Participating Seller”, and, together with the Prospective Selling Investors, collectively, the “Drag Along Sellers”) shall be bound and obligated to Sell the applicable Drag Along Sale Percentage of his Shares of such class in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.3.4 in the case of Options and Warrants), as the Prospective Selling Investors shall Sell each Investor Share of the same class in the Sale (subject to Section 4.3.4 in the case of Options and Warrants).  If at the end of the 180th day following the date of the effectiveness of the Drag Along Notice the Prospective Selling Investors have not completed the proposed Sale, the Drag Along Notice shall be null and void, each Participating Seller shall be released from his obligation under the Drag Along Notice and it shall be necessary for a separate Drag Along Notice to be furnished and the terms and provisions of this Section 4.2 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.2.

4.3. Miscellaneous

.  The following provisions shall be applied to any proposed Sale to which Section 4.1 or 4.2 applies:

4.3.1 Certain Legal Requirements.  In the event the consideration to be paid in exchange for Shares in a proposed Sale pursuant to Section 4.1 or Section 4.2 includes any securities, and the receipt thereof by a Participating Seller would require under applicable law (a) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (b) the

4.3.2  provision to any Tag Along Seller or Drag Along Seller of any information regarding the Company, such securities or the issuer thereof, such Participating Seller shall not have the right to Sell Shares in such proposed Sale.  In such event, the Prospective Selling Investors shall have the right, but not the obligation, to cause to be paid to such Participating Seller in lieu thereof, against surrender of the Shares (in accordance with Section 4.3.6 hereof) which would have otherwise been Sold by such Participating Seller to the Prospective Buyer in the proposed Sale, an amount in cash equal to the Fair Market Value of such Shares as of the date such securities would have been issued in exchange for such Shares.

4.3.3 Further Assurances.  Each Participating Seller, whether in his capacity as a Participating Seller, stockholder, officer or director of the Company, or otherwise, shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order expeditiously to consummate each Sale pursuant to Section 4.1 or Section 4.2 and any related transaction, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Prospective Selling Investors and the Prospective Buyer; provided, however, that Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence.  Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Investors to which such Prospective Selling Investors will also be party, including agreements to (a) (i) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares and the absence of any Adverse Claim with respect to such Shares and (ii) be liable without limitation as to such representations, warranties, covenants and other agreements and (b) be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its subsidiaries; provided, however, that the aggregate amount of liability described in this clause (b) in connection with any Sale of Shares shall not exceed the lesser of (i) such Participating Seller’s pro rata portion of any such liability, to be determined in accordance with such Participating Seller’s portion of the total value of Shares included in such Sale or (ii) the proceeds to such Participating Seller in connection with such Sale.

4.3.4 Sale Process.  The Majority Investors shall, in their sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale and the terms and conditions thereof.  No Investor or any Affiliate of any Investor shall have any liability to any other holder of Shares arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale except to the extent such Investor shall have failed to comply with the provisions of this Section 4.

4.3.5 Treatment of Options, Warrants and Convertible Securities.  Each Participating Seller agrees that to the extent he desires or is required to include Options, Warrants or Convertible Securities in any Sale of Shares pursuant to Section 4, he shall be deemed to have exercised, converted or exchanged such Options, Warrants or Convertible Security immediately prior to the closing of such Sale to the extent necessary to Sell Common Stock to the Prospective Buyer, except to the extent permitted under the terms of any such Option, Warrant or Convertible Security (or any agreement applicable thereto) and agreed by the Prospective Buyer.  If any Participating Seller shall Sell Options, Warrants or Convertible Securities in any Sale pursuant to Section 4, such Participating Seller shall receive in exchange for such Options, Warrants or Convertible Securities consideration equal to the amount (if greater than zero) determined by multiplying (a) the purchase price per share of Common Stock received by the Prospective Selling Investors in such Sale less the exercise price, if any, per share of such Option, Warrant or Convertible Security by (b) the number of shares of Common Stock issuable upon exercise, conversion or exchange of such Option, Warrant or Convertible Security (to the extent exercisable, convertible or exchangeable at the time of such Sale), subject to reduction for any tax or other amounts required to be withheld under applicable law.

4.3.6 Expenses.  All reasonable costs and expenses incurred by the Prospective Selling Investors or the Company in connection with any proposed Sale pursuant to this Section 4 (whether or not consummated), including all attorneys fees and expenses, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company.  Any reasonable costs and expenses incurred by or on behalf of any or all of the other Tag Along Seller(s) or Drag Along Seller(s) in connection with any proposed Sale pursuant to this Section 4 (whether or not consummated) shall be borne by the Company; provided, however, that the foregoing shall only include the reasonable fees and expenses for one counsel for the other Tag Along Seller(s) or Drag Along Seller(s); provided, further, that any incremental costs or expenses, the incurrence of which is specifically requested by the Tag Along Seller(s) or the Drag Along Seller(s), as the case may be, which are not of the nature incurred by the Prospective Selling Investors, shall be borne by such Tag Along Seller(s) or Drag Along Seller(s).

4.3.7 Closing.  The closing of a Sale to which Section 4.1 or 4.2 applies shall take place at such time and place as the Prospective Selling Investors shall specify by notice to each Participating Seller.  At the closing of such Sale, each Participating Seller shall deliver the certificates evidencing the Shares to be Sold by such Participating Seller, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.

4.4. Period

.  The foregoing provisions of this Section 4 shall expire on the earlier of (a) a Change of Control or (b) the closing of an Initial Public Offering.

5. OPTIONS TO PURCHASE MANAGEMENT SHARES

.

5.1. Call Options

.  Except as the Company may otherwise agree in writing with any Manager with respect to Shares held by such Manager or originally issued to such Manager but held by one or more Permitted Transferees (collectively, the “Management Call Group”), upon any termination of the employment by the Company and its subsidiaries of any Manager (by the Company, such Manager or otherwise), the Company shall have the right to purchase all or any portion of the Management Shares held by the Management Call Group on the following terms (the “Company Call Option”):

5.1.1 Purchased Management Shares. The Company may purchase all or any portion of the Purchased Management Shares held by such Manager (or his direct or indirect Permitted Transferees, if applicable) at a per Share price equal to the Fair Market Value of such Shares as determined in Section 5.1.3.

5.1.2 Option Shares.  The Company may purchase all or any portion of the Option Shares held by such Manager (or his direct or indirect Permitted Transferees, if applicable) at a per Share price equal to the Fair Market Value of such Shares as determined in Section 5.1.3; provided that in the event (i) such termination of employment was by the Company for Cause, or (ii) following such termination of employment (for any reason) such Manager has breached any non-competition obligation he or she has to the Company under any agreement, the per Share purchase price shall be equal to the lesser of the exercise price paid by such Manager to obtain such Option Shares and the Fair Market Value of such Shares as determined in Section 5.1.3.  Furthermore, to the extent that following such time as the Company repurchases a Manager’s Options Shares, such Manager breaches any non-competition obligation he or she

5.1.3  has to the Company under any agreement, the Company shall be entitled to recover from such Manager any amounts paid in excess of that contemplated by clause (ii) above.

5.1.4 Determination Date.

(a) In the case of Shares other than Option Shares or Shares that have vested pursuant to a restricted stock grant, the purchase price per Share shall be determined as of the date on which the Company Call Notice (as defined below) is delivered.

(b) In the case of Option Shares or Shares that have vested pursuant to a restricted stock grant, the purchase price per Share shall be determined as of the later of (i) the 181st day after the exercise of the applicable Option or after such Share has vested pursuant to the terms of the restricted stock grant, as applicable, and (ii) the date on which the Company Call Notice (as defined below) is delivered.

5.1.5 Notices, Etc.  Any Company Call Option may be exercised by delivery of written notice thereof (the “Company Call Notice”) to all members of the applicable Management Call Group within 180 days after the effectiveness of the applicable termination of the employment, consultancy or directorship, or, with respect to Option Shares, if later, 180 days after the exercise of the Option to which such Option Shares relate.  The Company Call Notice shall state that the Company has elected to exercise the Company Call Option, and the number and price of the Shares with respect to which the Company Call Option is being exercised.

5.1.6 Vesting.  The rights of the Company and the Investors to purchase Management Shares under this Section 5 are in addition to, and do not modify, any vesting requirements that may be included in the terms of any Management Shares that are Options or Option Shares (or any agreement relating thereto).

5.2. Closing

.

5.2.1 The closing of any purchase and sale of Management Shares pursuant to this Section 5 shall take place as soon as reasonably practicable, and in any event not later than 30 days after delivery of the Company Call Notice or, in the case of Option Shares, if later, 30 days after the determination of the applicable purchase price in accordance with Section 5.1.3 (provided, that such time shall be extended as necessary to comply with requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other applicable legal requirements) at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine.

5.2.2 At the closing of any purchase and sale of Management Shares following the exercise of any Company Call Option, the holders of Shares to be sold shall deliver to the Company a certificate or certificates representing the Shares to be purchased by the Company duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary stock (or equivalent) transfer tax stamps affixed, and the Company shall pay to such holder by certified or bank check or wire transfer of immediately available federal funds the purchase price of the Shares being purchased by the Company.  The delivery of a certificate or certificates for Shares by any Person selling Shares pursuant to any Company Call Option shall be deemed a representation and warranty by such Person that:  (i) such Person has full right, title and interest in and to such Shares; (ii) such Person has all necessary power and authority and has taken all necessary action to sell such Shares as contemplated; (iii) such Shares are free and clear of any and all liens or encumbrances and (iv) there is no Adverse Claim with respect to such Shares.

5.2.3 If (i) any payment of cash is required upon the purchase of Management Shares by the Company upon the exercise of any Company Call Option or (ii) any payment on a promissory note issued under this Section 5.2.3 comes due, and, in either case such payment would constitute, result in or give rise

5.2.4  to any breach or violation of, or any default or right or cause of action under, any agreement by which the Company or any of its subsidiaries is, from time to time, a party, then the Company will issue a promissory note in the aggregate principal amount of such payment, the principal amount of which note will be due and payable five (5) Business Days after the date at which a cash payment paying off such promissory note could be made without resulting in or giving rise to any breach or violation of, or any default or right or cause of action under, any agreement by which the Company or any of its subsidiaries is, from time to time, a party, and interest will accrue thereon at a rate equal to the prime commercial lending rate of Citibank, N.A. in the City of New York in effect at the time the Company Call Notice is delivered.  At such time, the Company shall promptly notify the holder of such promissory note and make a payment on each such promissory note.  If more than one such promissory note is outstanding at the time of payment, payment shall be made to the holders of all such promissory notes on a pro rata basis.

5.3. Investor Call Option

.  If the Company shall elect not to purchase pursuant to Section 5.1 any or all Management Shares held by a Manager or originally issued to such Manager but held by one or more Permitted Transferees, the Company shall notify the Investors and the Investors may purchase any or all of the remaining Management Shares held by such Persons for the purchase price identified in Section 5.1; provided, that nothing in this Section 5.3 will operate to extend the time within which the Company Call Notice may be delivered pursuant to Section 5.1.4 hereof.  The right to purchase such Shares shall be allocated pro rata among the Investors (unless the Investors otherwise agree).

5.4. Acknowledgment

.  Each holder of Management Shares acknowledges and agrees that neither the Company nor any Person directly or indirectly affiliated with the Company (in each case whether as a director, officer, manager, employee, agent or otherwise) shall have any duty or obligation to affirmatively disclose to him, and he shall not have any right to be advised of, any material information regarding the Company or otherwise at any time prior to, upon, or in connection with any termination of his employment by the Company and its subsidiaries upon the exercise of any Company Call Option or any purchase of the Shares in accordance with the terms hereof.

5.5. Period

.  The foregoing provisions of this Section 5 shall expire with respect to any Management Shares upon the earlier of (i) a Change of Control and (ii) the closing of an Initial Public Offering.

6. RIGHT OF PARTICIPATION

.  The Company shall not, and shall not permit any direct or indirect subsidiary of the Company (the Company each such subsidiary, an “Issuer”) to, issue or sell any shares of any of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, issue or grant any options or warrants for the purchase of, or enter into any agreements providing for the issuance (contingent or otherwise) of, any of its capital stock or any stock or securities convertible into or exchangeable for any shares of its capital stock, in each case, to any Investor or Affiliated Fund (each an “Issuance” of “Subject Securities”), except in compliance with the provisions of Section 6.1 or 6.2.

6.1. Right of Participation

.

6.1.1 Offer.  Not fewer than fifteen days prior to the consummation of an Issuance, a notice (the “Participation Notice”) shall be furnished by the Issuer to each holder of Investor Shares, Purchased

6.1.2  Management Shares and/or Option Shares (the “Participation Offerees”).  The Participation Notice shall include:

(a) The principal terms of the proposed Issuance, including (i) the amount and kind of Subject Securities to be included in the Issuance, (ii) the number of Equivalent Shares represented by such Subject Securities (if applicable), (iii) the percentage of the total number of Equivalent Shares outstanding as of immediately prior to giving effect to such Issuance which the number of Equivalent Shares held by such Participation Offeree in his capacity as a Participation Offeree constitutes (the “Participation Portion”), (iv) the maximum and minimum price (including if applicable, the maximum and minimum Price Per Equivalent Share) per unit of the Subject Securities, and (v) the name and address of the Person to whom the Subject Securities will be issued (the “Prospective Subscriber”); and

(b) An offer by the Issuer to issue, at the option of each Participation Offeree, to such Participation Offeree such portion of the Subject Securities to be included in the Issuance as may be requested by such Participation Offeree (not to exceed the Participation Portion of the total amount of Subject Securities to be included in the Issuance), on the same terms and conditions, with respect to each unit of Subject Securities issued to the Participation Offerees, as each of the Prospective Subscribers shall be issued units of Subject Securities.

6.1.3 Exercise.

(a) General.  Each Participation Offeree desiring to accept the offer contained in the Participation Notice shall send a written commitment to the Issuer within fifteen days after the effectiveness of the Participation Notice specifying the amount of Subject Securities (not in any event to exceed the Participation Portion of the total amount of Subject Securities to be included in the Issuance) which such Participation Offeree desires to be issued (each a “Participating Buyer”).  Each Participation Offeree who has not so accepted such offer shall be deemed to have waived all of his rights with respect to the Issuance, and the Issuer shall thereafter be free to issue Subject Securities in the Issuance to the Prospective Subscriber and any Participating Buyers, at a price no less than the minimum price set forth in the Participation Notice and on other principal terms not materially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, without any further obligation to such non-accepting Participation Offerees.  If, prior to consummation, the terms of such proposed Issuance shall change with the result that the price shall be less than the minimum price set forth in the Participation Notice or the other principal terms shall be materially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 6.1 separately complied with, in order to consummate such Issuance pursuant to this Section 6.1.

(b) Irrevocable Acceptance.  The acceptance of each Participating Buyer shall be irrevocable except as hereinafter provided, and each such Participating Buyer shall be bound and obligated to acquire in the Issuance on the same terms and conditions, with respect to each unit of Subject Securities issued, as the Prospective Subscriber, such amount of Subject Securities as such Participating Buyer shall have specified in such Participating Buyer’s written commitment.

(c) Time Limitation.  If at the end of the 180th day following the date of the effectiveness of the Participation Notice the Issuer has not completed the Issuance, each Participating Buyer shall be released from his obligations under the written commitment, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 6.1 separately complied with, in order to consummate such Issuance pursuant to this Section 6.1.

6.1.4 Other Securities.  The Issuer may condition the participation of the Participation Offerees in an Issuance upon the purchase by such Participation Offerees of any securities (including debt securities) other than Subject Securities (“Other Securities”) in the event that the participation of the Prospective Subscriber in such Issuance is so conditioned.  In such case, each Participating Buyer shall acquire in the Issuance, together with the Subject Securities to be acquired by it, Other Securities in the same proportion to the Subject Securities to be acquired by it as the proportion of Other Securities to Subject Securities being acquired by the Prospective Subscriber in the Issuance, on the same terms and conditions, as to each unit of Subject Securities and Other Securities issued to the Participating Buyers, as the Prospective Subscriber shall be issued units of Subject Securities and Other Securities.

6.1.5 Certain Legal Requirements.  In the event that the participation in the Issuance by a holder of Shares as a Participating Buyer would require under applicable law (a) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (b) the provision to any holder of Shares of any information regarding the Company, such securities or the issuer thereof, such holder of Shares shall not have the right to participate in the Issuance.  Without limiting the generality of the foregoing, it is understood and agreed that neither the Company nor the Issuer shall be under any obligation to effect a registration of such securities under the Securities Act or similar state statutes.

6.1.6 Further Assurances.  Each Participation Offeree and each Stockholder to whom the Shares held by such Participation Offeree were originally issued, shall, whether in his capacity as a Participating Buyer, Stockholder, officer or director of the Company, or otherwise, take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order expeditiously to consummate each Issuance pursuant to this Section 6.1 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Company, the Issuer and the Prospective Subscriber.  Without limiting the generality of the foregoing, each such Participating Buyer and Stockholder agrees to execute and deliver such subscription and other agreements specified by the Company to which the Prospective Subscriber will be party.

6.1.7 Expenses.  All reasonable costs and expenses incurred by the holders of Investor Shares or the Issuer in connection with any proposed Issuance of Subject Securities (whether or not consummated), including all attorney’s fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company.  Any costs and expenses incurred by or on behalf of any other holder of Shares in connection with such proposed Issuance of Subject Securities (whether or not consummated) shall be borne by such holder.

6.1.8 Closing.  The closing of an Issuance pursuant to Section 6.1 shall take place at such time and place as the Issuer shall specify by notice to each Participating Buyer.  At the Closing of any Issuance under this Section 6.1.7, each Participating Buyer shall be delivered the notes, certificates or other instruments evidencing the Subject Securities (and, if applicable, Other Securities) to be issued to such Participating Buyer, registered in the name of such Participating Buyer or his designated nominee, free and clear of any liens or encumbrances, with any transfer tax stamps affixed, against delivery by such Participating Buyer of the applicable consideration.

6.2. Post-Issuance Notice

.  Notwithstanding the notice requirements of Sections 6.1.1 and 6.1.2, the Company may proceed with any Issuance prior to having complied with the provisions of Section 6.1; provided that the Issuer shall:

(a) provide to each holder of Shares who would have been a Participation Offeree in connection with such Issuance (i) with prompt notice of such Issuance and (ii) the Participation Notice described in Section 6.1.1 in which the actual price per unit of Subject Securities (and, if applicable, actual Price Per Equivalent Share) shall be set forth; and

(b) offer to issue to such holder of Shares such number of securities of the type issued in the Issuance as may be requested by such holder of Shares (not to exceed the Participation Portion that such holder of Shares would have been entitled to pursuant to Section 6.1 multiplied by the sum of (a) the number of Subject Securities included in the Issuance and (b) the aggregate number of shares issued pursuant to this Section 6.2 with respect to such Issuance) on the same economic terms and conditions with respect to such securities as the subscribers in the Issuance received; and

(c) keep such offer open for a period of ten business days, during which period, each such holder may accept such offer by sending a written acceptance to the Issuer committing to purchase an amount of such securities (not in any event to exceed the Participation Portion that such holder would have been entitled to pursuant to Section 6.1 multiplied by the sum of (a) the number of Subject Securities included in such issuance and (b) the aggregate number of shares issued pursuant to this Section 6.2 with respect to such Issuance).

6.3. Excluded Transactions

.  The provisions of this Section 6 shall not apply to Issuances by the Company or any subsidiary of the Company as follows:

6.3.1 Any Issuance of Subject Securities upon the exercise or conversion of any Stock, Options, Warrants or Convertible Securities outstanding on the date hereof or Issued after the date hereof in compliance with the provisions of this Section 6;

6.3.2 Any Issuance of Subject Securities to officers, employees, directors or consultants of the Company or its subsidiaries in connection with such Person’s employment, consulting arrangements or directorship with the Company or its subsidiaries;

6.3.3 Any Issuance of Subject Securities in connection with (i) any business combination or acquisition transaction involving the Company or any of its subsidiaries, (ii) any joint venture or strategic partnership or (iii) the incurrence or guarantee of indebtedness by the Company or any of its subsidiaries;

6.3.4 Any Issuance of Subject Securities pursuant to a Public Offering;

6.3.5 The Issuance of Subject Securities to the Investors and Managers in connection with the Closing; or

6.3.6 Any Issuance of Subject Securities in connection with any stock split, stock dividend, stock combination or stock reclassification.

6.4. Certain Provisions Applicable to Options, Warrants and Convertible Securities

.  In the event that the Issuance of Subject Securities shall result in any increase in the number of shares of Common Stock issuable upon exercise, conversion or exchange of any Options, Warrants or Convertible Securities, the number of shares (or Equivalent Shares, if applicable) of Subject Securities (and Other Securities, if applicable) which the holders of such Options, Warrants or Convertible Securities, as the case may be, shall be entitled to purchase pursuant to Section 6.1, if any, shall be reduced, share for share, by the amount of any such increase.

6.5. Acquired Shares

.  Any Subject Securities acquired by any holder of Shares pursuant to this Section 6 shall be deemed for all purposes hereof to be Investor Shares or Management Shares hereunder of like kind with the Shares then held by the acquiring holder.

6.6. Period

.  The foregoing provisions of this Section 6 shall expire on the earlier of (a) a Change of Control or (b) the closing of the Initial Public Offering.

7. REGISTRATION RIGHTS

.  The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it.  Each holder of Shares will perform and comply with such of the following provisions as are applicable to such holder.

7.1. Demand Registration Rights

.

7.1.1 General.  One or more holders of Investor Shares representing at least 25% of the total amount of Investor Shares then outstanding (“Initiating Investors”), by notice to the Company specifying the intended method or methods of disposition, may request that the Company effect the registration under the Securities Act for a Public Offering of all or a specified part of the Registrable Securities held by such Initiating Investors (for purposes of this Agreement, “Registrable Investor Securities” shall mean Registrable Securities constituting Investor Shares).  Upon receipt of any such request, the Company will use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by such Initiating Investors together with all other Registrable Securities which the Company has been requested to register pursuant to Section 7.2 by notice delivered to the Company within 20 days after the Company has given the notice required by Section 7.2.1 (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities which the Company has been so requested to register; provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 7.1.1:

(a) Upon the request of the Company, provided that the Company shall be entitled to make such request only once per any 365 day period, in which case the Company may delay such registration until the later of (i) the 30th day following the effective date of any registration statement pertaining to an underwritten public offering of securities of the Company for its own account (other than a Rule 145 Transaction, or a registration relating solely to employee benefit plans) or (ii) the expiration of any lock-up agreement between the Investors or the Company and the underwriter; or

(b) On any form other than Form S-3 (or any successor form) if the Company has previously effected four or more registrations of Registrable Securities under this Section 7.1.1 requested by Initiating Investors on any form other than Form S-3 (or any successor form); provided, however, that no registrations of Registrable Securities which shall not have become and remained effective in accordance with the provisions of this Section 7 and no registrations of Registrable Securities pursuant to which the Initiating Investors and all other holders of Registrable Investor Securities joining therein are not able to include at least 90% of the Registrable Securities which they desired to include, shall be included in the calculation of numbers of registrations contemplated by this clause (b).

7.1.2 Form.  Except as otherwise provided above, each registration requested pursuant to Section 7.1.1 shall be effected by the filing of a registration statement on Form S-1 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted), unless the use of a different form has been agreed to in writing by holders of at least a majority of the Registrable Securities to be included in the proposed registration statement in question (the “Majority Participating Investors”).

7.1.3 Payment of Expenses.  The Company shall pay all reasonable expenses of the Initiating Investors incurred in connection with each registration of Registrable Securities requested pursuant to this Section 7.1, which shall include one legal counsel selected by the Initiating Investors, other than underwriting discount and commission, if any, and applicable transfer taxes, if any.

7.1.4 Additional Procedures.  In the case of a registration pursuant to Section 7.1 hereof, whenever the Majority Participating Investors shall request that such registration shall be effected pursuant to an underwritten offering, the Company shall include such information in the written notices to holders of Registrable Securities referred to in Section 7.2.  In such event, the right of any holder of Registrable Securities to have securities owned by such holder included in such registration pursuant to Section 7.1 shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the Majority Participating Investors and such holder).  If requested by such underwriters, the Company together with the holders of Registrable Securities proposing to distribute their securities through such underwriting will enter into an underwriting agreement with such underwriters for such offering containing such representations and warranties by the Company and such holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including customary indemnity and contribution provisions (subject, in each case, to the limitations on such liabilities set forth in this Agreement).

7.2. Piggyback Registration Rights

.

7.2.1 Piggyback Registration.

(a) General.  Each time the Company proposes to register any shares of Common Stock under the Securities Act on a form which would permit registration of Registrable Securities for sale to the public, for its own account and/or for the account of an Investor or an Affiliated Fund (pursuant to Section 7.1 or otherwise) for sale in a Public Offering, the Company will give notice to all holders of Registrable Securities of its intention to do so.  Any such holder may, by written response delivered to the Company within 20 days after the effectiveness of such notice, request that all or a specified part of the Registrable Securities held by such holder be included in such registration.  The Company thereupon will use its reasonable efforts to cause to be included in such registration under the Securities Act all shares of Registrable Securities which the Company has been so requested to register by such holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or other holders of shares of Common Stock in such Public Offering) of the Registrable Securities to be so registered.  No registration of Registrable Securities effected under this Section 7.2 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 7.1 hereof.

(b) Excluded Transactions.  The Company shall not be obligated to effect any registration of Registrable Securities under this Section 7.2 incidental to the registration of any of its securities in connection with:

(i) Any Public Offering relating to employee benefit plans or dividend reinvestment plans;

(ii) Any Public Offering relating to the acquisition or merger after the date hereof by the Company or any of its subsidiaries of or with any other businesses; or

(iii) The Initial Public Offering, unless (i) such offering shall have been initiated by the Investors pursuant to Section 7.1.1 or (ii) one or more Investors shall have requested that all or a specified part of its Registrable Securities be included in such offering pursuant to this Section 7.2.1; provided that to the extent the underwriters of the Initial Public Offering conclude that the inclusion of the Registrable Securities of any Stockholder would materially compromise the pricing or marketability of the Initial Public Offering, then the Company shall not be obligated to include such Stockholder’s Registrable Securities in the Initial Public Offering.

7.2.2 Payment of Expenses.  The Company shall pay all reasonable expenses of a single legal counsel representing any and all holders of Registrable Securities incurred in connection with each registration of Registrable Securities requested pursuant to this Section 7.2.

7.2.3 Additional Procedures.  Holders of Shares participating in any Public Offering pursuant to this Section 7.2 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Shares in such Public Offering, including being parties to the underwriting agreement entered into by the Company and any other selling shareholders in connection therewith and being liable in respect of the representations and warranties by, and the other agreements (including customary selling stockholder representations, warranties, indemnifications and “lock-up” agreements) for the benefit of the underwriters; provided, however, that (a) with respect to individual representations, warranties, indemnities and agreements of sellers of Shares in such Public Offering, the aggregate amount of such liability shall not exceed such holder’s net proceeds from such offering and (b) to the extent selling stockholders give further representations, warranties and indemnities, then with respect to all other representations, warranties and indemnities of sellers of shares in such Public Offering, the aggregate amount of such liability shall not exceed the lesser of (i) such holder’s pro rata portion of any such liability, in accordance with such holder’s portion of the total number of Shares included in the offering or (ii) such holder’s net proceeds from such offering.

7.3. Certain Other Provisions

.

7.3.1 Underwriter’s Cutback.  In connection with any registration of shares, the underwriter may determine that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten.  Notwithstanding any contrary provision of this Section 7 and subject to the terms of this Section 7.3.1, the underwriter may limit the number of shares which would otherwise be included in such registration by excluding any or all Registrable Securities from such registration (it being understood that the number of shares which the Company seeks to have registered in such registration shall not be subject to exclusion, in whole or in part, under this Section 7.3.1).  Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Company shall advise all holders of the Company’s securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration shall be allocated in the following manner, unless the underwriter in its sole discretion shall determine in good faith that marketing factors require a different allocation:  shares, other than Registrable Securities, requested to be included in such registration by shareholders shall be excluded unless the Company has, with the consent of the Majority Investors, granted registration rights which are to be treated on an equal basis with Registrable Securities for the purpose of the exercise of the underwriter cutback; and, if a limitation on the number of shares is still required, the number of Registrable Securities and other shares of Common Stock that may be included in such registration shall be allocated among holders thereof in proportion, as nearly as practicable, to the respective amounts of Common Stock which each shareholder requested be registered in such registration.  For purposes of any underwriter cutback, all Common Stock held by any holder of Registrable Securities shall also include any Common Stock held by the partners, retired partners, shareholders or affiliated entities of such holder, or the estates and family members of any such holder or such partners and retired partners, any trusts for the benefit of any of the foregoing persons and, at the election of such holder or such partners, retired partners, trusts or affiliated entities, any Charitable Organization to which any of the foregoing shall have contributed Common Stock prior to the execution of the underwriting agreement in connection with such underwritten offering, and such holder and other persons shall be deemed to be a single selling holder, and any pro rata reduction with respect to such selling holder shall be based upon the aggregate amount of Common Stock owned by all entities and individuals included in such selling holder, as defined in this sentence.  No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.  Upon delivery of a written request that Registrable Securities be included in the underwriting pursuant to Section 7.1.1 or 7.2.1, the holder thereof may not thereafter elect to withdraw therefrom without the written consent the Company and the Majority Investors.

7.3.2 Other Actions.  If and in each case when the Company is required to use its best efforts to effect a registration of any Registrable Securities as provided in this Section 7, the Company shall take appropriate and customary actions in furtherance thereof, including:  (a) promptly filing with the Commission a registration statement and using reasonable efforts to cause such registration statement to become effective, (b) preparing and filing with the Commission such amendments and supplements to such registration statements as may be required to comply with the Securities Act and to keep such registration statement effective for a period not to exceed 270 days from the date of effectiveness or such earlier time as the Registrable Securities covered by such registration statement shall have been disposed of in accordance with the intended method of distribution therefor or the expiration of the time when a prospectus relating to such registration is required to be delivered under the Securities Act, (c) use its best efforts to register or qualify such Registrable Securities under the state securities or “blue sky” laws of such jurisdictions as the sellers shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject; and (d) otherwise cooperate reasonably with, and take such customary actions as may reasonably be requested by the holders of Registrable Securities in connection with, such registration, including, without limitation, participation in due diligence sessions, drafting sessions, management presentations and “road shows” by its officers and employees.

7.3.3 Selection of Underwriters and Counsel.  The underwriters and legal counsel to be retained in connection with any Public Offering shall be selected by the Board or, in the case of an offering following a request therefor under Section 7.1.1, the Initiating Investors.

7.3.4 Lock-Up.  Without the prior written consent of the underwriters managing any Public Offering, for a period beginning seven days immediately preceding and ending on the 90th day (or in the case of the Initial Public Offering, 180th day) following the effective date of the registration statement used in connection with such offering, neither the Company nor any holder of Shares (whether or not a selling shareholder pursuant to such registration statement) shall (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise Transfer, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of such Common Stock or such other securities, in cash or otherwise; provided, however, that the foregoing restrictions shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Initial Public Offering, (ii)

Transfers to a Permitted Transferee of such holder in accordance with the terms of this Agreement, (iii) conversions of shares of Common Stock into other classes of Common Stock without change of holder or (iv) during the period preceding the execution of the underwriting agreement in connection with an underwritten offering, Transfers to a Charitable Organization.

7.3.5 Limitations on Subsequent Rights.  The Company shall not enter into any agreement that would provide any party the right to include securities in any registration filed under Section 7.1.1 or 7.2.1 if such agreement provides such party underwriters’ cutback rights that are more favorable than the underwriters’ cutback rights provided to holders of Registrable Securities pursuant to Section 7.3.1 of this Agreement.

7.4. Indemnification and Contribution

.

7.4.1 Indemnities of the Company.  In the event of any registration of any Registrable Securities or other debt or equity securities of the Company or any of its subsidiaries under the Securities Act pursuant to this Section 7 or otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including reports required and other documents filed under the Exchange Act, and other documents pursuant to which any debt or equity securities of the Company or any of its subsidiaries are sold (whether or not for the account of the Company or its subsidiaries), the Company will, and hereby does, and will cause each of its subsidiaries, jointly and severally, to indemnify and hold harmless each seller of Registrable Securities, any Person who is or might be deemed to be a controlling Person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers, trustees, members and shareholders, and each other Person, if any, who controls any such seller or any such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither the Company nor any of its subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof.  The indemnities of the Company and of its subsidiaries contained in this Section 7.4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities.

7.4.2 Indemnities to the Company.  The Company and any of its subsidiaries may require, as a condition to including any securities in any registration statement filed pursuant to this Section 7, that the Company and any of its subsidiaries shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless the Company and any of its subsidiaries, each director of the Company or any of its subsidiaries, each officer of the Company or any of its subsidiaries who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company and any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other prospective seller of such securities with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other document or report.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its subsidiaries or any such director, officer or controlling Person and shall survive any transfer of securities.

7.4.3 Contribution.  If the indemnification provided for in Sections 7.4.1 or 7.4.2 hereof is unavailable to a party that would have been entitled to indemnification pursuant to the foregoing provisions of this Section 7.4 (an “Indemnitee”) in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof).  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties agree that it would not be just or equitable if contribution pursuant to this Section 7.4.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence.  The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7.4.3 shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.4.4 Limitation on Liability of Holders of Registrable Securities.  The liability of each holder of Registrable Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 7.4 shall not in any event exceed an amount equal to the net proceeds to such holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.

8. REMEDIES

.

8.1. Generally

.  The Company and each holder of Shares shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any holder of Shares.  The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

8.2. Deposit

.  Without limiting the generality of Section 8.1, if any holder of Shares fails to deliver to the purchaser thereof the certificate or certificates evidencing Shares to be Sold pursuant to Section 4 or 5 hereof, such purchaser may, at its option, in addition to all other remedies it may have, deposit the purchase price (including any promissory note constituting all or any portion thereof) for such Shares with any national bank or trust company having combined capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) (the “Escrow Agent”) and the Company shall cancel on its books the certificate or certificates representing such Shares and thereupon all of such holder’s rights in and to such Shares shall terminate.  Thereafter, upon delivery to such purchaser by such holder of the certificate or certificates evidencing such Shares (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any transfer tax stamps affixed), such purchaser shall instruct the Escrow Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to such purchaser) to such holder.

9. LEGENDS

.

9.1. Restrictive Legend

.  Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

The voting of the shares of stock represented by this certificate, and the sale, encumbrance or other disposition thereof, are subject to the provisions of a Stockholders Agreement to which the issuer and certain of its stockholders are party, a copy of which may be inspected at the principal office of the issuer or obtained from the issuer without charge.

Each certificate representing Investor Shares shall also have the following legend endorsed conspicuously thereupon:

The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Investor: __________.

Each certificate representing Management Shares shall also have the following legend endorsed conspicuously thereupon:

The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Manager: __________.

Any person who acquires Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

9.2. 1933 Act Legends

.  Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the “Act”), and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Act is not required.

9.3. Stop Transfer Instruction

.  The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends are satisfied.

9.4. Termination of 1933 Act Legend

.  The requirement imposed by Section 9.2 hereof shall cease and terminate as to any particular Shares (a) when, in the opinion of Kirkland & Ellis LLP, or other counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144.  Wherever (x) such requirement shall cease and terminate as to any Shares or (y) such Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 9.2 hereof.

10. AMENDMENT, TERMINATION, ETC.

10.1. Oral Modifications

.  This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

10.2. Written Modifications

.  This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Majority Investors; provided, however, that the consent of the Majority Managers shall be required for any amendment, modification, extension, termination or waiver which has a disproportionate and material adverse effect on the rights of the holders of Management Shares under this Agreement. Each such amendment, modification, extension, termination and waiver shall be binding upon each party hereto and each holder of Shares subject hereto.  In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.

10.3. Effect of Termination

.  No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

11. DEFINITIONS

.  For purposes of this Agreement:

11.1. Certain Matters of Construction

.  In addition to the definitions referred to or set forth below in this Section 11:

(a) The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(b) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined;

(c) The masculine, feminine and neuter genders shall each include the other; and

(d) The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”

Definitions

.  The following terms shall have the following meanings:

“Adverse Claim” shall have the meaning set forth in Section 7-302 of the applicable Uniform Commercial Code.

“Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (b) with respect to any natural Person, any Member of the Immediate Family of such natural Person.

“Affiliated Fund” shall mean each corporation, trust, limited liability company, general or limited partnership or other entity under common control with any Investor or that receives investment advice from the investment adviser to any Investor or an investment adviser affiliated with such investment adviser.

“Agreement” shall have the meaning set forth in the Preamble.

“Board” shall have the meaning set forth in Section 2.1.1.

“Cause” shall mean the Manager (i) is convicted of a felony or other crime involving dishonesty towards the Company or any of its subsidiaries or material misuse of property of the Company or any of its subsidiaries; (ii) engages in willful misconduct or fraud with respect to the Company or any of its subsidiaries or any of their customers or suppliers or an intentional act of dishonesty or disloyalty in the course of the Manager’s employment; (iii) refuses to perform the Manager’s material obligations under any employment agreement and/or as reasonably directed by the officer to which the Manager reports, which failure is not cured within 15 days after written notice thereof to the Manager; (iv) misappropriates one or more of the Company’s or any of its subsidiaries material assets or business opportunities; or (v) breaches any obligations regarding confidentiality, non-competition or non-solicitation to the Company or any of its subsidiaries which breach, if capable of being cured, is not cured within 10 days of written notice thereof has been delivered to the Manager.  The Board may allow Manager an extension of time to cure if the Board, in its sole discretion, determines such extension to be appropriate under the circumstances.

“Change of Control” shall mean the occurrence of (a) any consolidation or merger of the Company with or into any other corporation or other Person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own capital stock either (i) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (ii) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction, (b) any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any Person and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the Commission under the Exchange Act), other than the Investors and their respective Affiliated Funds, excluding, in any case referred to in clause (a) or (b) any Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of an Initial Public Offering; or (c) a sale, lease or other disposition of all or substantially all of the assets of the Company.

 “Charitable Organization” shall mean a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Class A Stock”  shall mean the Class A Common Stock, par value $.001 per share of the Company.

“Class L Stock” shall mean the Class L Common Stock, par value $.001 per share, of the Company.

“Closing” shall have the meaning set forth in Section 1.1.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock of the Company, including the Class A Stock and the Class L Stock.

“Company” shall have the meaning set forth in the Preamble.

“Company Call Notice” shall have the meaning set forth in Section 5.1.

“Company Call Option” shall have the meaning set forth in Section 5.1.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock (other than Common Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Cost” shall mean, for any security, the price paid to the issuer for such security.

“Covered Person” shall have the meaning set forth in Section 7.4.1.

“Determination Time” shall have the meaning set forth in Section 3.3.

“Drag Along Notice” shall have the meaning set forth in Section 4.2.1.

“Drag Along Sale Percentage” shall have the meaning set forth in Section 4.2.

“Drag Along Sellers” shall have the meaning set forth in Section 4.2.1.

“Equivalent Shares” shall mean, at any date of determination, (a) as to any outstanding shares of Common Stock, such number of shares of Common Stock and (b) as to any outstanding Options, Warrants or Convertible Securities which constitute Shares, the maximum number of shares of Common Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

“Escrow Agent” shall have the meaning set forth in Section 8.2.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“Fair Market Value” shall mean, as of any date, as to any share of Common Stock, the Board’s good faith determination of the fair value of such share as of the applicable reference date.

“Indemnitee” shall have the meaning set forth in Section 7.4.3.

“Initial Public Offering” means the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act).

“Initiating Investors” shall have the meaning set forth in Section 7.1.1.

“Investor Shares” shall mean (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, an Investor, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities originally granted or issued to an Investor (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Investors” shall have the meaning set forth in the Preamble.

“Issuance” shall have the meaning set forth in Section 6.

“Majority Investors” shall mean, as of any date, the holders of a majority of the Investor Shares outstanding on such date.

“Majority Managers” shall mean, as of any date, the holders of a majority of the Management Shares outstanding on such date.

“Majority Participating Investors” shall have the meaning set forth in Section 7.1.2.

“Management Call Group” shall have the meaning set forth in Section 5.1.

“Management Shares” shall mean (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, a Manager, whenever issued, including (i) all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (ii) all shares of Common Stock that have fully vested pursuant to a restricted stock grant or other equity incentive award (but excluding any shares of common Stock issued pursuant to restricted stock grant or other equity incentive awards that have not fully vested) and (b) all Options, Warrants and Convertible Securities originally granted or issued to a Manager (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except (i) for purposes of Section 6 and (ii) as otherwise specifically set forth herein). All Management Shares that are Transferred by the holder thereof to such holder’s Permitted Transferees shall remain Management Shares in the hands of such Permitted Transferee.

“Managers” shall have the meaning set forth in the Preamble.

“Members of the Immediate Family” shall mean, with respect to any individual, each spouse or child or other descendants of such individual, each trust created solely for the benefit of one or more of the aforementioned

Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his capacity as such custodian or guardian.

“Merger Agreement” shall have the meaning set forth in the Recitals.

“Option Shares” shall mean, with respect to a Manager or direct or indirect Permitted Transferee of a Manager, all or any portion of the Management Shares which were issued upon exercise of an Option held by such holder (or Permitted Transferee, if applicable).

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Common Stock.

“Other Securities” shall have the meaning set forth in Section 6.1.3.

“Participating Buyer” shall have the meaning set forth in Section 6.1.2.

“Participating Seller” shall have the meaning set forth in Section 4.1.2 and 4.2.1.

“Participation Notice” shall have the meaning set forth in Section 6.1.1.

“Participation Offerees” shall have the meaning set forth in Section 6.1.1.

“Participation Portion” shall have the meaning set forth in Section 6.1.1(a).

“Permitted Transferee” shall have the meaning set forth in Section 3.1.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Price Per Equivalent Share” shall mean the Board’s good faith determination of the price per Equivalent Share of any Convertible Securities or Options which are the subject of an Issuance pursuant to Section 6 hereof.

“Prospective Buyer” shall mean any Person proposing to purchase shares from a Prospective Selling Investor.

“Prospective Selling Investor” shall have the meaning set forth in Section 4.1 and 4.2.

“Prospective Subscriber” shall have the meaning set forth in Section 6.1.1(a).

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Purchased Management Shares” shall mean, with respect to a Manager or direct or indirect Permitted Transferee of a Manager, all of the Management Shares which are not Options (or issued upon exercise of an Option) held by such holder (or Permitted Transferee, if applicable).

“Registrable Investor Securities” shall have the meaning set forth in Section 7.1.1.

“Registrable Securities” shall mean (a) all shares of Class A Stock, (b) all shares of Class A Stock issuable upon conversion of Shares of Class L Stock, (c) all shares of Class A Stock issuable upon exercise, conversion or exchange of any Option, Warrant or Convertible Security and (d) all shares of Class A Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (a), (b) or (c) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case constituting Shares.  As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (i) such shares shall have been Transferred in a Sale to which Section 4.1 or 4.2 apply; (ii) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (iii) such securities shall have been Transferred pursuant to Rule 144; (iv) subject to the provisions of Section 8 hereof, such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration of them under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e) (f) and (h) of Rule 144) or (v) such securities shall have ceased to be outstanding.

“Regulation D” shall mean Regulation D under the Securities Act.

“Relative Ownership Percentage” shall have the meaning set forth in Section 3.3.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor Rule).

“Rule 145 Transaction” shall mean a registration on Form S-4 pursuant to Rule 145 of the Securities Act (or any successor Form or provision, as applicable).

“Sale” shall mean a Transfer for value.

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

“Shares” shall mean all Investor Shares and Management Shares.

“Stockholders” shall have the meaning set forth in the Preamble.

“Subject Securities” shall have the meaning set forth in Section 6.

“Tag Along Notice” shall have the meaning set forth in Section 4.1.1.

“Tag Along Sale Percentage” shall have the meaning set forth in Section 4.1.1(a).

“Tag Along Sellers” shall have the meaning set forth in Section 4.1.2.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Common Stock.

12. MISCELLANEOUS

.

12.1. Authority; Effect

.  Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound.  This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

12.2. Notices

.  All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:

(a) by hand (in which case, it will be effective upon delivery);

(b) by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission); or

(c) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service);

in each case, to the address (or facsimile number) listed below

If to the Company:

Burlington Coat Factory Holdings, Inc.

1830 Route 130

Burlington, NJ 08016

Attention:  General Counsel

Facsimile No.:  (609) 239-9675

with copies (which shall not constitute notice) to:

c/o Bain Capital Partners, LLC

111 Huntington Ave.

Boston, MA 02199

Attention:  Jordan Hitch

Facsimile No.:  (617) 516-2000

Kirkland & Ellis LLP

153 East 53rd Street

New York, NY 10022

Attention:                      Lance Balk, Esq. and

Christopher Neumann, Esq.

Facsimile No.:  (212) 446-6460

If to an Investor, to it:

c/o Bain Capital Partners, LLC

111 Huntington Ave.

Boston, MA 02199

Attention:  Jordan Hitch

Facsimile No.:  (617) 516-2000

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

153 East 53rd Street

New York, NY 10022

Attention:                      Lance Balk, Esq. and

Christopher Neumann, Esq.

Facsimile No.:  (212) 446-6460

If to a Manager, to such person at the address or facsimile number set forth in the stock record book of the Company.

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) two business days after being sent by Federal Express, DHL or UPS and (c) three business days after deposit with the U.S. Postal Service, if sent by registered or certified mail.  Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

12.3. Binding Effect, Etc

.  Except for restrictions on Transfer of Shares set forth in other agreements, plans or other documents, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

12.4. Descriptive Headings

.  The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

12.5. Counterparts

.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

12.6. Severability

.  In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.  The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

13. GOVERNING LAW

.

13.1. Governing Law

.  This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

13.2. Consent to Jurisdiction

.  Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the State of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise.  Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above.  Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10.2 hereof is reasonably calculated to give actual notice.

13.3. WAIVER OF JURY TRIAL

.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.  EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 13.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

13.4. Exercise of Rights and Remedies

.  No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

In Witness Whereof, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

The Company:
BURLINGTON COAT FACTORY HOLDINGS, INC.

by:	/s/ John Tudor
Name: John Tudor
Title: Secretary

BAIN CAPITAL INTEGRAL INVESTORS, LLC
BY:	BAIN CAPITAL INVESTORS, LLC its administrative member

BY:	/s/ Jordan Hitch
Name: Jordan Hitch
Title: Managing Director

BAIN CAPITAL FUND IX, LLC
BY:	BAIN CAPITAL FUND IX, L.P. its sole member
BY:	BAIN CAPITAL PARTNERS IX, L.P. its general partner
BAIN CAPITAL INVESTORS, LLC its general partner

BY:	/s/ Jordan Hitch
Name: Jordan Hitch
Title: Managing Director

BCIP ASSOCIATES-G
BY:	BAIN CAPITAL INVESTORS, LLC its managing partner

BY:	/s/ Jordan Hitch
Name: Jordan Hitch
Title: Managing Director

BCIP TCV LLC
BY:	BAIN CAPITAL INVESTORS, LLC its administrative member

BY:	/s/ Jordan Hitch
Name: Jordan Hitch
Title: Managing Director

The MANAGERS:

BY:	/s/ Mark Nesci
Name: Mark Nesci

BY:	/s/ Robert Grapski
Name: Robert Grapski

BY:	/s/ Robert LaPenta
Name: Robert LaPenta

BY:	/s/ Paul Tang
Name: Paul Tang

BY:	/s/ Steve Koster
Name: Steve Koster

BY:	/s/ Ilyse Cohen
Name: Ilyse Cohen

BY:	/s/ Jason Somerfeld
Name: Jason Somerfeld

BY:	/s/ Melissa Walsh
Name: Melissa Walsh

BY:	/s/ Mary Rose Bilello
Name: Mary Rose Bilello

BY:	/s/ Barbara Sosonka
Name: Barbara Sosonka

BY:	/s/ Tara Newhall
Name: Tara Newhall

BY:	/s/ Al Cuccorelli
Name: Al Cuccorelli

BY:	/s/ David Sanford
Name: David Sanford

BY:	/s/ John Putrino
Name: John Putrino

BY:	/s/ Susan Wempe
Name: Susan Wempe

BY:	/s/ Evanne Cuccorelli
Name: Evanne Cuccorelli

BY:	/s/ Michael Prince
Name: Michael Prince

BY:	/s/ H. Robert Greenbaum
Name: H. Robert Greenbaum

BY:	/s/ Gary Graham
Name: Gary Graham

BY:	/s/ Dan Richman
Name: Dan Richman

BY:	/s/ Angel Guzman
Name: Angel Guzman

Schedule I
To  Stockholders Agreement

Capitalization Table

Name of Stockholder	Class L Common1	Class A Common2
Bain Capital Integral Investors, LLC	2,523,111.00	23,077,824.00
Bain Capital Fund IX, LLC	2,361,567.00	21,254,078.00
BCP TCV, LLC	58,596.00	157,560.00
BCIP Associates - G	1,170.00	10,534.00
Mark Nesci	38,889.00	350,001.00
Robert Grapski	5,556.00	50,004.00
Robert LaPenta	2,778.00	25,002.00
Paul Tang	4,445.00	40,005.00
Steve Koster	2,778.00	25,002.00
Ilyse Cohen	1,112.00	10,008.00
Jason Somerfield	556.00	5,004.00
Melissa Walsh	1,390.00	12,510.00
Mary Rose Bilello	556.00	5,004.00
Barbara Sosonka	1,112.00	10,008.00
Tara Newhall	1,668.00	15,012.00
Al Cuccorelli	1,112.00	10,008.00
David Sanford	1,112.00	10,008.00
John Putrino	1,112.00	10,008.00
Susan Wempe	1,112.00	10,008.00
Evanne Cuccorelli	556.00	5,004.00
Michael Prince	5,056.00	45,504.00
H. Robert Greenbaum	1,112.00	10,008.00
Garry Graham	556.00	5,004.00
Dan Richman	1,112.00	10,008.00
Angel Guzman	1,667.00	15,003.00
Totals:	5,019,791.00	45,178,119.00

1 Purchased at Closing at a price of $81 per share of Class L Common.

2 Purchased at Closing at a price of $1 per share of Class A Common.